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                   DEPARTMENT 56, INC. STOCK OPTION AGREEMENT
                FOR OPTIONS UNDER THE 199{7} STOCK INCENTIVE PLAN

       Optionee:                                       Date:
       Number of Shares subject to the Option:         Exercise Price per Share:

1.    GENERAL.

      1.1 The Company hereby grants to the Optionee, subject to the terms of this Agreement and the Company's 199{7} Stock Incentive Plan (the "Plan"), the right and option (the "Option") to purchase, at the Exercise Price, the number of Shares set forth above. The number of Shares and the Exercise Price are subject to adjustment as provided in Section {13} of the Plan, which is made a part hereof as if fully set forth herein. Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan. For purposes of this Agreement, (a) the term "person" shall mean an individual, a corporation, a partnership, an association, a trust, a sole proprietorship, a limited liability company, or any other entity or organization, including a government or governmental agency, instrumentality, authority, commission or court, (b) the term "Affiliate" of the Company shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company and
(b) the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any person, whether through the ownership of equity interests, by contract or otherwise.

      1.2 This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

      1.3 The Option shall be exercisable to the extent and in the manner provided herein for a period of 10 years from the date hereof (the "Exercise Term"); PROVIDED, HOWEVER, that the Option may be earlier terminated as provided in Section 4 or 5 hereof.

2.    EXERCISABILITY OF OPTIONS.

      2.1 VESTING. Subject to the provisions of this Agreement and the Plan, the Option shall become exercisable cumulatively with respect to one-third of the total number of Shares which may be purchased pursuant to the Option on each of the first, second and third anniversary hereof.

      2.2 TIMING OF EXERCISE. The Optionee or the guardian, executor, administrator or other legal representative (each a "Legal Representative") of the Optionee (all references herein to "Optionee" being deemed to include the Optionee's Legal Representative, if any, unless the context otherwise requires) may exercise the Option, in whole or in part, at any time or from time to time, but only to the extent the Option is exercisable at such time.

      2.3 EFFECT OF CHANGE IN CONTROL. Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, the Option shall become immediately and fully exercisable.

3.    MANNER OF EXERCISE AND PAYMENT.

      3.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice, in person or by mail, to the Secretary of the Company, at the Company's principal executive office (or such other address as the Company may from time to time notify the Optionee in writing). Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the Optionee or, where applicable, by his Legal Representative. The Company may require proof satisfactory to it as to the right of the Legal Representative to exercise the Option.

      3.2 The notice of exercise described in Section 3.1 hereof shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, such purchase price to be paid by check. Not less than 100 Shares may be purchased at any one time upon an exercise of the Option, unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

      3.3 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until the conditions in Section 7.3 of the Plan have been satisfied.

4.    CERTAIN RESTRICTIONS.

      4.1 NON-TRANSFERABILITY. The Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her Legal Representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

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      4.2 EMPLOYMENT TERMINATION. (a) Except as may be agreed between the
Committee and the Optionee, if the Optionee shall no longer be employed by the Company or any of its Subsidiaries, or, if the Option was granted by reason of the Optionee serving as a director of the Company or any of its Subsidiaries, the Optionee shall cease to serve as a director of the Company or any of its Subsidiaries, for any reason whatsoever ("Terminated" or a "Termination"), irrespective of whether the Optionee receives, in connection with the Termination, any severance or other payment from the Company or any of its Subsidiaries under any employment agreement or otherwise, the Option, to the extent it is not exercisable pursuant to Section 2.1 or 2.3 hereof at the date of such Termination, shall terminate and shall be of no further force and effect from and after the date of such Termination (the "Termination Date").

      (b) If any portion of the Option is exercisable pursuant to Section 2.1 or
2.3 hereof on the Termination Date, the Terminated Optionee may exercise the Option, to the extent the Option was exercisable on the Termination Date, at any time on or before the earliest of --

                  (i) three (3) months after the Optionee's Termination if he or she is terminated for Cause ("Cause" shall exist if: (x) the Optionee is convicted of, or pleads NOLO CONTENDERE to, any felony which has materially and adversely impacted the Company's financial condition or reputation, or (ii) the Optionee has engaged in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his or her duties which has materially and adversely impacted the Company's financial condition or reputation);

                  (ii) forty-eight (48) months after the Optionee's date of death;

                  (iii) twelve (12) months after the Optionee's Termination before his or her attainment of age sixty (60) if his or her service is Terminated for any reason other than death or Cause; or

                  (iv) the last day of the Exercise Term -

PROVIDED, HOWEVER, that if the Optionee dies within the period following Termination during which the Option is exercisable as set forth above and has not fully exercised the Option prior to death, then the Legal Representative may exercise the Option, to the extent the Option was exercisable on the Termination Date, at any time within forty-eight (48) months after the Legal Representative is appointed (but in no event after the expiration of the Exercise Term).

5.    PROHIBITION AGAINST CERTAIN ACTIVITIES.

      5.1 OPTIONEE'S FOREBEARANCE. The Optionee understands that the Company is granting to the Optionee an option to purchase Shares hereunder to reward the Optionee for the Optionee's future efforts and loyalty to the Company and its Affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company. Accordingly, the Optionee agrees that (a) he will not at any time during his employment with the Company or any Affiliate thereof, or after any Termination, directly or indirectly disclose or furnish to any other person or use for his own or any other person's account any confidential or proprietary knowledge or any other information which is not a matter of public knowledge obtained during the course of his employment with, or other performance of services for, the Company or any Affiliate thereof or any predecessor of any of the foregoing, no matter from where or in what manner the Optionee may have acquired such knowledge or information, and he shall retain all such knowledge and information in trust for the benefit of the Company, its Affiliates and the successors and assigns of any of them, (b) if he is Terminated, he will not for three years following the Termination directly or indirectly solicit for employment, including without limitation recommending to any subsequent employer the solicitation for employment of, any person who at the time of the solicitation is employed by the Company or any Affiliate thereof (a "Dept. 56 Employee") (it being understood that, if the Optionee becomes affiliated with another person (the "Successor") and the Successor solicits for employment a Dept. 56 Employee, it shall not constitute a solicitation hereunder if the Optionee does not solicit, recommend to the Successor, or otherwise bring to the attention of the Successor, the Dept. 56 Employee), and (c) he will not at any time during his employment or after any Termination publish any statement or make any statement (under circumstances reasonably likely to become public or that he might reasonably expect to become public) critical of the Company or any Affiliate thereof, or in any way adversely affecting or otherwise maligning the business or reputation of the Company or any of its Affiliates or any of their respective officers, directors or employees (any activity described in clause
(a), (b) or (c) of this sentence being herein referred to as a "Prohibited Activity"). In addition, accordingly, the Optionee agrees that he will not at any time during his employment with the Company or any Affiliate thereof or the one year thereafter (including any period following Termination during or in respect of which he is receiving any severance payment) engage in any Competitive Activity (as hereinafter defined) anywhere in the world (including, without limitation, anywhere in the United States of America, the United Kingdom, Hong Kong, The Peoples' Republic of China or the Republic of China (Taiwan)).

      The term "Competitive Activity" shall mean engaging in any of the following activities: (i) directly or indirectly through one or more intermediaries (X) controlling any Competitor (as hereinafter defined) or (Y) owning any equity or debt interests in any Competitor (other than equity or debt interests which are publicly traded and do not exceed 2% of the particular class of interests outstanding), (ii) directly or indirectly soliciting, diverting, taking away, appropriating or otherwise interfering with any of the employees, customers or suppliers of the Company or any Affiliate thereof, or (iii) employment by (including serving as an officer or director of), or providing consulting or other services to, any Competitor. The term "Competitor" means any person that competes either directly or indirectly with any of the businesses conducted or products developed (including, without limitation, miniature ceramic or porcelain buildings and figurines) by the Company or any of its Affiliates at any time or from time to time during the period

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of the Optionee's employment with the Company or any of its Affiliates.

      5.2 RIGHT TO TERMINATE OPTION. The Optionee understands that the Company is granting to the Optionee an option to purchase Shares hereunder to reward the Optionee for the Optionee's future efforts and loyalty to the Company and its affiliates by giving the Optionee the opportunity to participate in the potential future appreciation of the Company. Accordingly, if the Optionee (a) engages in any Prohibited Activity, (b) engages in any Competitive Activity, or
(c) is convicted of a crime against the Company or any affiliate, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, to terminate the Option, which shall then be of no further force and effect.

6. SPECIFIC PERFORMANCE. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

7. WITHHOLDING. Prior to the issuance of any Shares to the Optionee hereunder, the Optionee shall remit to the Company the full amount of any applicable Withholding Taxes. The Company shall have the right to deduct from any distribution of cash to the Optionee any amount necessary in satisfaction of any applicable Withholding Taxes.

8. ENTIRE AGREEMENT. This Agreement and the Plan constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

9. ACKNOWLEDGMENT. The Optionee hereby acknowledges prior receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time. The Optionee hereby acknowledges that he has reviewed the Plan and this Agreement and understands his rights and obligations thereunder and hereunder. The Optionee also acknowledges that he has been provided with such information concerning the Company, the Plan and this Agreement as he and his advisors have requested.

DEPARTMENT 56, INC.

By: ____________________________________     ___________________________________
                                             Optionee: